CUSTODY AGREEMENT

THIS AGREEMENT, is made as of November 15, 2010, by and between The Edgartown Trust, a business trust organized under the laws of the State of Delaware (the "Company"), and FIFTH THIRD BANK, an Ohio banking corporation (the "Custodian").

WITNESSETH:

WHEREAS, the Trust desires that the Securities and cash of each of the investment portfolios identified in Exhibit A hereto (such investment portfolios and individually referred to herein as a "Trust" and collectively as the "Trusts"), be held and administered by the Custodian pursuant to this Agreement; and

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1

"Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and named in Exhibit B hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2

"Board of Trustees" shall mean the Trustees from time to time serving under the Trust’s Agreement and Declaration of Trust, dated November 15, 2010, as from time to time amended.

1.3"Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of the Trust.

1.4

"Custody Account" shall mean any account in the name of the Trust, which is provided for in Section 3.2 below.

1.5

“Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

1.6

"NASD" shall mean The National Association of Securities Dealers, Inc.

1.7

"Officer" shall mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.8

"Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are:  (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian.

Trust

1.9

"Proper Instructions" shall mean Oral Instructions or Written Instructions.  Proper Instructions may include the of recurring or continuous event only if they are written instructions.

1.10

"Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.11

"Securities Depository" shall mean or The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Trust) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.12

"Shares" shall mean the units of beneficial interest issued by the Trust.

1.13

“Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which any Trust has given settlement instruction to Custodian (the “Custodian”) this AgreementTrust.

1.14

"Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by one or more persons as the Board of Trustees shall have from time to time authorized, or (ii) communications by telex or any other such system from a person or persons reasonably believed by the Custodian to be Authorized, or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.1

Appointment.  The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Trust.

2.2     Acceptance.   The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth and in accordance with the 1940 Act as amended.  Except as specifically set forth herein, the Custodian shall have no liability and assumes no responsibility for any non-compliance by the Trust or a Trust of any laws, rules or regulations.

2.3

Foreign Custody.

If applicable and or necessary Custodian hereby accepts the delegation of responsibilities with respect to each Specified Country and agrees in performing the responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust’s assets would exercise.

Custodian shall provide to the Board of Trustees deems at such times as reasonable and appropriate based on the circumstances of Trust any Trust’s foreign custody arrangements, written reports notifying the Board of Trustees of the placement of assets of the Trust with a particular Foreign Depository within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets such Trust with any such Foreign Depository.

ARTICLE III

CUSTODY OF CASH AND SECURITIES

3.1

Segregation.  All Securities and non-cash property held by the Custodian for the account of the Trust each Trust, except Securities maintained in a Securities Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2

Custody Account.  The Custodian shall open and maintain in its trust department a custody account in the name of each Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Trust that are delivered to it.

3.3

Appointment of Agents.  In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company that has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of Trust any Trust and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

3.4

Appointment of Foreign Agents.

Except as may otherwise be agreed upon in writing, Assets of the Trust shall, when required, times be maintained in custody of a Foreign Depository.  With respect to holding Property with an Eligible Foreign Custodian, it is expressly understood and agreed that:

(i)

Custodian will endeavor, to the extent feasible, to hold securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

(ii)

Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

(iii)

Foreign Depositories may hold Securities in central securities depositories or clearing agencies in which such participates;

(iv)

Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with a Foreign Depository will be held in a single account in the name of Custodian or its designee sub-custodian as custodian or trustee for its customers;

(v)

Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

(vi)

Customer is solely responsible for the payment of and the reclamation, where applicable, of taxes.  Custodian will, however, cooperate with Customers in connection with Customer's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Customer.

3.5

Delivery of Assets to Custodian.  The Trust shall deliver, or cause to be delivered, to the Custodian all of the Trust applicable Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Trust with respect to such Securities, cash or other assets owned by the Trust at any time during the period of this Agreement, and (b) all cash received by the Trust for the issuance, at any time during such period, of shares.  The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.6

Securities Depositories and Book-Entry Systems.  The Custodian may deposit and/or maintain Securities of the Trust in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)

Prior to a deposit of Securities of the Trusts in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)

Securities of the Trust kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)

The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Trust maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to such Fund.

(d)

If Securities purchases by the Trust for a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Trust.  If Securities sold by such Trust are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Trust.

(e)

Upon request, the Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of any Fund is kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)

Notwithstanding any other provision in this Agreement, the Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Trust or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign  Depository within the meaning of Rule 17f-7 under the Investment Company Act of 1940, as amended.

(g)

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above or any of its or their employees, or (ii) from failure of Custodian or any such sub-custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository.  At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Trusts arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Trust has been made whole for any such loss or damage.

3.7

Disbursement of Moneys from Custody Accounts.  Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Custody Account but only in the following cases:

(a)

For the purchase of Securities for the Trust but only upon compliance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above) of such Securities registered as provided in Section 3.10 below in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.6 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Trust or any nominee referred to in Section 3.10 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository for the account of the Trust with such Securities;

(b)

In connection with the conversion, exchange or surrender, as set forth in Section 3.8(f) below, of Securities owned by the Trust;

(c)

For the payment of any dividends or capital gain distributions declared by the Trust;

(d)

In payment of the redemption price of Shares as provided in Article V below;

(e)

For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of a Trust:  interest taxes administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of a Trust; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)

For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

(g)

For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust;

(h)

For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)

For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.8

Delivery of Securities from a Custody Accounts.  Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from a Custody Account but only in the following cases:

(a)

Upon the sale of Securities for the account of a Fund but only against receipt of payment therefore in cash, by certified or cashiers check or bank credit;

(b)

In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.6 above;

(c)

To an Offeror's depository agent in connection with tender or other similar offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)

To the issuer thereof or its agent (i) for transfer into the name of the Trust, the Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)

To the broker selling Securities, for examination in accordance with the "street delivery" custom;

(f)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)

Upon receipt of payment therefore pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;

(h)

Upon the exercise of warrants, rights or similar Securities,  provided, however, that in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)

For delivery in connection with any loans of Securities of a Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

(j)

For delivery as security in connection with any borrowings by the Trust on behalf of a Fund requiring a pledge of assets by such Fund, but only against receipt by the Custodian of the amounts borrowed;

(k)

Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or a Fund;

(l)

For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust on behalf of a Fund;

(m)

For delivery in accordance with the provisions of any agreement among the Trust (on behalf of a Fund), the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust (on behalf of a Fund); or

(n)

For any other proper corporate purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.9

Actions Not Requiring Proper Instructions.  Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for a Fund;

(a)

Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

(b)

Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)

Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;

(d)

Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)

Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)

Hold for a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

(g)

In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of any Trust.

3.10

Registration and Transfer of Securities.  All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System for the account of the Trust on behalf of a Fund, if eligible therefore.  All other Securities held for a Trust may be registered in the name of the Trust on behalf of such Fund, the Custodian, or any sub-custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Trust on behalf of a Fund.  The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of a Fund.

3.11

Records.  (a)

The Custodian shall maintain, by Trust, complete and accurate records with respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefore and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) canceled checks and bank records related thereto.  The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to these necessary to comply with Section 3.1 and Rule 31a-1 and Rule 31a-2 promulgated thereunder.

(b)

All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.12

Fund Reports by Custodian.  The Custodian shall furnish the Trust with a daily activity statement by Fund and a summary of all transfers to or from the Custody Account on the day following such transfers.  At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Fund, of the Securities and moneys held for the Trust under this Agreement.

3.13

Other Reports by Custodian.  The Custodian shall provide the Trust with such reports as the Trust may reasonably request from time to time on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above.

3.14

Proxies.  The Custodian, with respect to all Securities, however registered, shall cause the proxy voting rights  to be exercised by the Trust or its designee.  With respect to securities issued outside of the United States, at the request of the Trust, the custodian or it’s agent will provide the Trust or it’s designee with access of global proxy services (the cost of which will be paid by the Trust). Other than providing access to such provider of global proxy services the custodian or it’s Agent shall have no obligation with respect to voting such proxies.

a.15

Information on Corporate Actions.  Custodian will promptly notify the Trust of corporate actions limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-Custodian acting as agent for Custodian.  Custodian will be responsible only if the notice of such corporate actions is published by Xcitek, DTC, or received by first class mail from the transfer agent.  For market announcements not yet received and distributed by Custodian's services, Trust will inform its custody representative with appropriate instructions.  Custodian will, upon receipt of Trust’s response within the required deadline, affect such action for receipt or payment for the Trust.  For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions.  Custodian will promptly notify Trust for put options only if the notice is received by first class mail from the agent.  The Trust will provide or cause to be provided to Custodian with all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

a.16

Securities Class Action Services. Custodian will only provide notification of class action to Trustee.  Custodian’s reporting will be based on  its actual knowledge of securities that the Trust has deposited with the Bank during the term of the current Custody Agreement.  Securities held by Trust elsewhere or not in the account at the time Fifth Third Bank began to provide custody services are deemed to be outside of the actual knowledge of Fifth Third.  Custodian will have no responsibility to file claims on behalf of the Trust.

ARTICLE IV

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1

Purchase of Securities.  Promptly upon each purchase of Securities for the Trust, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable.  The Custodian shall upon receipt of such Securities purchased by a Fund pay out of the moneys held for the account of such Fund the total amount specified in such Written Instructions to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Custody Account there is insufficient cash available to  settle the purchase of Securities in the Fund.  4.2  Liability for Payment in Advance of Receipt of Securities Purchased.  In each and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt for the account of the Fund of the Securities purchased but in the absence of specific Proper Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

4.3

Sale of Securities.  Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered.  Upon receipt of the total amount payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions.  Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4

Delivery of Securities Sold.  Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practices and procedures in the foreign or domestic jurisdiction in which the transaction occurs, to deliver such Securities prior to actual receipt of final payment therefore.  In any such case, the Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

4.5

Payment for Securities Sold, etc.  In its sole discretion and from time to time, the Custodian may credit the relevant Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Trust, and (iii) income from cash, Securities or other assets of the Trust.  Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.  The Custodian may, in its sole discretion and from time to time, permit the Trust to use funds so credited to its Custody Account in anticipation of actual receipt of final payment.  Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

4.6

Advances by Custodian for Settlement.  The Custodian may, in its sole discretion and from time to time, advance funds to the Trust or it’s designee to facilitate the settlement  of a Trust transaction on behalf of a Fund in its Custody Account.  In consideration of the services to be rendered pursuant to this agreement, Trust shall pay Custodian in accordance with the Fee Schedule annexed hereto as Schedule B.  A compensating balance arrangement will be in place for each custody account for the Trust.  Cash balance credits will be calculated daily in the custody account for each fund.  The monthly aggregate cash balance credit will offset the monthly aggregate overdraft balances.  The net aggregate credit or overdraft balance amount will be applied to the monthly custody fee invoice for each fund.  No more than one months’ custody fee can be offset by any month’s net cash balance credit.

ARTICLE V

REDEMPTION OF TRUST SHARES

Transfer of Funds.  From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.  Upon effecting payment or distribution in accordance with proper Instruction, the Custodian shall not be under any obligation or have any responsibility thereafter with respect to any such paying bank.

ARTICLE VI

SEGREGATED  ASSETS

Certain Fund Transactions (e.g., when-issued securities, delayed delivery transactions, and reverse repurchase agreements) require the Fund to segregate  liquid assets sufficient to cover the future liability involved in these transactions.  The Fund’s Investment Advisor will instruct the custodian to segregate those assets on the custodian’s books. The Custodian need not physically segregate the assets.  The Custodian may note on its books that the selected assets are “segregated”.  The Advisor will review the value of the segregated assets and will instruct the Custodian to place additional assets in the Segregated Asset status if the value of the assets falls below the commitment value of the Fund.  The Custodian will provide Internet report access to authorized representatives of the Advisor.  The Advisor will review the Custodian’s report for compliance.

ARTICLE VII

CONCERNING THE CUSTODIAN

7.1

Standard of Care.  The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 3.3 above.  The custodian will not be liable for special incidental or punitive damages.  The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.  The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks.  The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

7.2

Actual Collection Required.  The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

7.3

No Responsibility for title, etc.  So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

7.4

Limitation on Duty to Collect.  Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

7.5

Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

7.6

Express Duties Only.  The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

7.7

Cooperation.  The Custodian shall cooperate with and supply necessary information, by the Trust, to the entity or entities appointed by the Trust to keep the books of account of the Trust and/or compute the value of the assets of the Trust.  The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's report on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

ARTICLE VIII

INDEMNIFICATION

8.1

Indemnification.  The Trust shall indemnify and hold harmless the Custodian and any sub-custodian appointed pursuant to Section 3.3 or 3.4 above, and any nominee of the Custodian or of such sub-custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section 3.3 or 3.4 above or, in the case of any such sub-custodian, from the performance of its obligations under such custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct.

8.2

Indemnity to be Provided.  If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefore to the Custodian in an amount and form satisfactory to the Custodian.

ARTICLE IX

FORCE MAJEURE

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes, acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay.  Notwithstanding the foregoing, the Custodian shall maintain sufficient disaster recovery procedures to minimize interruptions.

ARTICLE X

EFFECTIVE PERIOD; TERMINATION

10.1

Effective Period.  This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

10.2

Termination.  Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice.  If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Trust and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trust at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.  Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.  The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of Ohio or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

10.3

Failure to Appoint Successor Custodian.  If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.2 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Trust at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository.  Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.  If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 10.3, then Custodian shall have the right to deliver to the Trust all Securities and cash then owned by the Trust and to transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the Trust.  Thereafter, the Trust shall be deemed to be its own custodian with respect to the Trust and the Custodian shall be relieved of all obligations under this Agreement.

ARTICLE XI

COMPENSATION OF CUSTODIAN

In consideration of the services to be rendered pursuant to this Agreement, Customer shall pay Custodian in accordance with the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended by Custodian from time to time upon thirty (30) days' prior written notice to Trust.

In addition, Trust shall be responsible for and shall reimburse Custodian for all costs and expenses incurred by Custodian in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Property, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Property, and all other similar expenses related to the administration of the Accounts incurred by Custodian in the performance of its duties hereunder (including reasonable attorney’s fees and expenses).

Fees and reimbursement for costs and expenses shall be paid monthly.  Custodian, , will submit an itemized statement to Trust each month.    In the event Custodian does not receive such payment within sixty (60) days of the date of such statement, Custodian is hereby authorized to debit the Cash Accounts for such fees, costs and expenses.

ARTICLE XII

LIMITATION OF LIABILITY

The Trust is a business trust organized under the laws of the State of Ohio and under a Declaration of Trust, to which reference is hereby made a copy of which is on file at the office of Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed.  The obligations of the Trust entered into in the name of the Trust or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust or the Funds personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

ARTICLE XIII

NOTICES

Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to The receipt at the address set forth after its name herein below:

To the Trust:

The Edgartown Trust

c/o Copeland Capital Management

1650 Washington Street, Suite #1650

Conshohocken, PA 19428

Attn:  Compliance

Telephone:

484-530-4300

Facsimile:

484-530-3850

To the Custodian:

Fifth Third Bank

Global Securities Services

Mail Drop 1090CC

38 Fountain Square Plaza

Cincinnati, Ohio 45263

-

Telephone:  (513) 534-6721

Facsimile:   (513) 534-4735

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII.  Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

ARTICLE XIV

MISCELLANEOUS

14.1

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

14.2

References to Custodian.  The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information or its registration statement for the Trust and such other printed matter as merely identifies Custodian as custodian for the Trust.  The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

14.3

No Waiver.  No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.4

Amendments.  This Agreement may be amended from time to time in whole or in part.  No amendment or modification of this Agreement shall become effective until expressed by an instrument in writing duly executed by the Custodian and the Fund.

14.5

Counterparts.  This Agreement may be executed in one or more counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

14.6

Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

14.7

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

14.8

Headings.  The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

THE EDGARTOWN TRUST

By: /s/Barbara A. Grosso

Its: Secretary

FIFTH THIRD BANK

By:  /s/Ryan Henrich

Its: Vice President

Dated:  November 15, 2010

EXHIBIT A

TO THE CUSTODY AGREEMENT BETWEEN

THE EDGARTOWN TRUST

AND FIFTH THIRD BANK

November 15, 2010

Name of Fund

Date

The Copeland Risk Management Dividend Growth Fund

November 15, 2010

THE EDGARTOWN TRUST

By: /s/Eric C. Brown

Its:  President

Date:  11/15/10

FIFTH THIRD BANK

By: /s/Ryan Henrich

Its: Vice President

Dated:  November 15, 2010

EXHIBIT B

TO THE CUSTODY AGREEMENT BETWEEN

THE EDGARTOWN TRUST

AND FIFTH THIRD BANK

November 15, 2010

AUTHORIZED PERSONS

Set forth below are the names and specimen signatures of the persons authorized by the Trust to Administer each Custody Account.

Name

Signature

James C. Spencer

/s/James C. Spencer

Karen S. Poske

/s/Karen S. Poske

Barbara A. Grosso

/s/Barbara A. Grosso

Eric C. Brown

/s/Eric C. Brown

Mark W. Giovanniello

/s/Mark W. Giovanniello

EXHIBIT B-1

TO THE CUSTODY AGREEMENT BETWEEN

THE EDGARTOWN TRUST

AND FIFTH THIRD BANK

NOVEMBER 15, 2010

AUTHORIZED PERSONS

(The Trust – Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting Secretary of The Edgartown Trust, on behalf of each fund listed in Exhibit A, and further certifies that the following officers or employees of the Trust and/or its service providers have been duly authorized in conformity with the Trust’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to Fifth Third Bank (“Custodian”) appearing opposite their names are true and correct:

James C. Spencer

Trader

/s/ James C. Spencer

Name                                                               Title                                                                                  Signature

Karen S. Poske

Trader

/s/ Karen S. Poske

Name                                                               Title                                                                                  Signature

Barbara A. Grosso

Secretary

/s/ Barbara A. Grosso

Name                                                               Title                                                                                  Signature

Eric C. Brown

President

/s/ Eric C. Brown

Name                                                               Title                                                                                  Signature

Mark W. Giovanniello

Vice President

/s/ Mark W. Giovanniello

Name                                                               Title                                                                                  Signature

By:___/s/Barbara A. Grosso

Name:

Barbara A. Grosso

Title:

Secretary

SIGNATURE RESOLUTION

RESOLVED, That all of the following officers of THE EDGARTOWN TRUST and any of them, namely the Chairman, President, Vice President, Secretary and Treasurer, are hereby authorized as signers for the conduct of business for an on behalf of the Funds with FIFTH THIRD BANK:

   Thomas A. Leonard

CHAIRMAN

   Eric C. Brown

PRESIDENT

    Mark W. Giovanniello

VICE PRESIDENT

    Mark W. Giovanniello

TREASURER

    Barbara A. Grosso

SECRETARY

In addition, the following Assistant Treasurer is authorized to sign on behalf of the Trust for the purpose of effecting securities transactions:

         N/A

ASSISTANT TREASURER

The undersigned officers of THE EDGARTOWN TRUST hereby certify that the foregoing is within the parameters of a Resolution adopted by Trustees of the Trust in a meeting held November 15, 2010, directing and authorizing preparation of documents and to do everything necessary to effect the Custody Agreement between THE EDGARTOWN TRUST and FIFTH THIRD BANK.

By:

/s/Eric C. Brown

Its:

President

By:____/s/Mark W. Giovanniello___

Its:        Vice President and Treasurer

SCHEDULE A

FIFTH THIRD BANK

GLOBAL CUSTODY NETWORK

COUNTRIES AND SUB-CUSTODIANS

FOR

THE EDGARTOWN TRUST

June 11, 2010

Market Name	Subcustodian Name
Argentina	Citibank Argentina, Buenos Aires
Australia	National Australia Bank, Melbourne
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited, Manama
Bangladesh	Standard Chartered Bank, Dhaka
Belgium	ING Belgium SA/NV, Brussels
Benin	Société Générale de Banques en Côte d'Ivoire, Abidjan
Bermuda	Bank of Bermuda Limited, Hamilton
Botswana	Barclays Bank of Botswana Ltd, Gaborone
Brazil	Citibank N.A., Brazilian Branch
Bulgaria	ING Bank N.V., Sofia Branch
Burkina Faso	Société Générale de Banques en Côte d'Ivoire, Abidjan
Canada	CIBC Mellon Trust Company
Chile	Banco de Chile
China - Shanghai	HSBC Bank (China) Company Limited
China - Shenzhen	HSBC Bank (China) Company Limited
Colombia	Cititrust S.A., Bogota
Costa Rica	Banco BCT S.A., San Jose
Croatia	Privredna Banka Zagreb d.d., Zagreb
Cyprus	EFG Eurobank Ergasias S.A.
Czech Republic	ING Bank N.V., Prague
Denmark	Danske Bank, Copenhagen
Ecuador	Banco de la Produccion (Produbanco)
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Euromarkets - Clearstream	Clearstream Banking, Luxembourg
Euromarkets - Euroclear	Euroclear Bank
Finland	Skandinaviska Enskilda Banken, Helsinki branch
France	BNP Paribas Securities Services, Paris
France	CACEIS Bank, Paris
Germany	BHF Asset Servicing GmbH
Ghana	Barclays Bank of Ghana Ltd, Accra
Market Name	Subcustodian Name
Greece	EFG Eurobank Ergasias S.A.
Guinea Bissau	Société Générale de Banques en Côte d'Ivoire, Abidjan
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hungary	ING Bank N.V. Hungary Branch
Iceland	Landsbanki Islands, Reykjavik
India	Deutsche Bank AG Mumbai
Indonesia	Hongkong and Shanghai Banking Corporation, Jakarta
Ireland	The Bank of New York Mellon, London
Ireland	Euroclear Bank
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A.
Ivory Coast	Société Générale de Banques en Côte d'Ivoire, Abidjan
Jamaica	FirstCarribean International Securities Limited, Kingston
Japan	The Bank of Tokyo Mitsubishi UFJ Ltd, Tokyo
Japan	Mizuho Corporate Bank Ltd, Tokyo
Jordan	HSBC Bank Middle East, Amman
Kazakhstan	HSBC Bank Kazakhstan, Almaty
Kenya	Barclays Bank of Kenya Ltd, Nairobi
Kuwait	HSBC Bank Middle East, Kuwait
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Limited, Beirut
Lithuania	SEB Bankas, Vinius
Luxembourg	Banque et Caisse d'Epargne de l'Etat, Luxembourg
Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur
Mali	Société Générale de Banques en Côte d'Ivoire, Abidjan
Malta	HSBC Bank Malta plc, Valletta
Mauritius	Hongkong and Shangai Banking Corporation, Ebene
Mexico	Banco Nacional de Mexico (Banamex), Mexico City
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd, Windhoek
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	National Australia Bank New Zealand - National Nominees Ltd
Niger	Société Générale de Banques en Côte d'Ivoire, Abidjan
Nigeria	Stanbic IBTC Bank Ltd
Norway	DnB NOR Bank ASA, Oslo
Oman	HSBC Bank Middle East Limited, Ruwi
Pakistan	Deutsche Bank AG Karachi Branch
Palestinian Autonomous Area	HSBC Bank Middle East Limited, Ramallah
Peru	Citibank N.A., Sucursal de Lima
Philippines	Hongkong and Shangai Banking Corporation, Manila
Poland	ING Bank Slaski S.A., Katowice
Market Name	Subcustodian Name
Poland	ING Bank Slaski S.A., Katowice
Portugal	Banco Comercial Português, Lisbon
Qatar	HSBC Bank Middle East Limited, Doha
Romania	ING Bank N.V., Bucharest Branch
Russia	ING Bank (Eurasia) ZAO, Moscow
Saudi Arabia	SABB Securities Limited
Saudi Arabia	SABB Securities Limited
Senegal	Société Générale de Banques en Côte d'Ivoire, Abidjan
Serbia	UniCredit Bank Austria AG
Singapore	DBS Bank Ltd., Singapore
Singapore	United Overseas Bank, Singapore
Slovak Republic	ING Bank N.V., Bratislava
Slovenia	UniCredit Banka Slovenia d.d.
South Africa	Standard Bank of South Africa, Johannesburg
South Korea	Hongkong and Shangai Banking Corporation, Seoul
Spain	Banco Bilbao Vizcaya Argentaria, Madrid
Spain	Santander Investment S.A., Madrid
Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo
Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo
Swaziland	Standard Bank Swaziland Ltd, Mbabane
Sweden	Skandinaviska Enskilda Banken, Stockholm
Switzerland	Crédit Suisse AG
Taiwan	Standard Chartered Bank (Taiwan) Limited
Taiwan	Hongkong and Shangai Banking Corporation, Taipei
Thailand	Bangkok Bank Ltd, Bangkok
Thailand	Hongkong and Shangai Banking Corporation, Bangkok
Togo	Société Générale de Banques en Côte d'Ivoire, Abidjan
Trinidad & Tobago	Republic Bank Ltd
Tunisia	Banque Internationale Arabe de Tunisie, Tunis
Turkey	Deutsche Bank, Istanbul
Ukraine	ING Bank Ukraine, Kiev
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	Deutsche Bank/The Depository & Clearing Centre
United Kingdom	The Bank of New York Mellon, London
Uruguay	Banco Itaù Uruguay S.A.
Venezuela	Citibank N.A., Sucursal Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Barclays Bank Zambia Plc
Zimbabwe	Barclays Bank of Zimbabwe Ltd

FIFTH THIRD BANK

GLOBAL CUSTODY ADDENDUM

This GLOBAL CUSTODY ("ADDENDUM") dated as of November 15, 2010 by and between (the "Customer"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio ("Bank"), is made as an addendum to the Custody Agreement dated November 15, 2010 (the "Custody Agreement") between the Customer and Bank;

WHEREAS, Bank has been appointed by Customer as the Custodian of the assets of its portfolio of funds and Customer desires to establish one or more custody accounts through Bank for Global Custody;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.

Appointment of Bank as Global Custodian.  Bank is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (the "Account") in such name or names as Customer may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all securities, instruments and other intangible assets as may be agreed upon by Bank and Customer which shall from time to time be delivered to or received by it or any Sub-custodian in the United States or in a country approved by Customer for deposit in or otherwise held in the Account (collectively referred to herein as "Securities") (Cash and Securities are collectively referred to herein as "Assets").  Bank assumes no obligation to review investments in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties.

2.

Maintenance of Assets Outside the United States.  Bank is hereby authorized and directed to hold the Assets in the countries with the Sub-custodians set forth on Schedule A annexed hereto (the "Foreign Sub-custodians"), which Schedule A may be amended (by deleting, adding or changing Sub-custodians or deleting countries) from time to time by Bank without Customer approval.  Bank shall notify (either orally or in writing) Customer of any such amendment or change.

3.

Foreign Sub-Custodians.  Except as may otherwise be agreed upon in writing, Assets of the Fund shall at all times be maintained in custody of an "Eligible Foreign Custodian" as defined in or exempt under the 1940 Act.  With respect to holding Property with an Eligible Foreign Custodian, it is expressly understood and agreed that:

(i)

Bank will endeavor, to the extent feasible, to hold securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

(ii)

Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

(iii)

Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates;

(iv)

Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with Eligible Foreign Custodians will be held in a commingled account in the name of Bank or its designee sub-custodian as custodian or trustee for its customers;

(v)

Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

(vi)

Customer is solely responsible for the payment of and the reclamation, where applicable, of taxes.  Bank will, however, cooperate with Customers in connection with Customer's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Customer.

4.

Powers of Bank.

(a)  General Powers.  Subject to and in accordance with Customer's instruction, Bank, as Customer's agent, and for the account and risk of Customer, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

(i)

receive and deliver Property;

(ii)

 receive all payments of principal, interest, dividends and other income and distributions payable with respect to Property;

(iii)

exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Bank shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by Bank from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Bank subscribes or from the Customer or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by Customer);

(iv)

hold Property (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank or (E) with the prior approval of Customer at any other location;

(v)

register and/or hold Property in the name of any nominee of Bank or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and Customer hereby indemnifies and holds harmless Bank and any such nominee against any liability as a holder of record);

(vi)

hold any investment in bearer form;

(vii)

in connection with the receipt of Property, accept documents in lieu of such Property  as long as such documents contain the agreement of the issuer thereof to hold such Property subject to Bank's sole order;

(viii)

make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

(ix)

employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to Customer or the Bank or other advisers, and Bank shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

(x)

make any payments incidental to or in connection with this paragraph 3(a); and

(xi)

exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Agreement.

(b)

Discretionary Corporate Action.  Whenever Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for instructing Bank to act.  In order for Bank to act, it must receive Customer's instructions at Bank's offices, addressed as Bank may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior to the last scheduled date to act with respect to such securities or instruments (or such earlier date or time as Bank may notify Customer).  Absent Bank's timely receipt of such instruction, Bank shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities or instruments.

(c)

Voting.  With respect to all Securities, however registered, the voting rights are to be exercised by Customer or its designee.  With respect to Securities issued in the United States, Bank's only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights.  With respect to Securities issued outside the United States at the request of Customer, Bank will provide Customer with access to a provider of global proxy services (the cost of which will be paid by Customer).  If Customer determines not to utilize the services of such global proxy services provider, Bank will endeavor to provide Customer with proxy material actually received by Bank from Sub-Custodians, but otherwise shall have no obligations with respect to voting.

(d)

Foreign Exchange Transactions.  Bank, as principal, is authorized to enter into spot or forward foreign exchange contracts with Customer and may provide such foreign exchange services to Customer through its subsidiaries or affiliates or through Foreign Sub-Custodians.  Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available to Customer.  In all cases where Bank, its subsidiaries or affiliates or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Bank nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of Customer.

5.

Agreements with Foreign Sub-Custodians.  Each agreement with a Foreign Sub-custodian shall provide that: (a) the Funds' assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained separately identifying the assets; (d) officers of or auditors employed by, or other representatives of the Fund and any sub-custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with the Foreign Sub-custodian; and (e) assets of the Fund held by the Foreign Sub-custodian will be subject only to the instructions of the Bank, its' sub-custodian or its agents.

6.

Transactions in Foreign Custody Account.

(a)

Except as otherwise provided in Paragraph (b) of this Section 7, the provisions of Section 3 of the Custody Agreement shall apply, equally to the Securities of the Fund held outside the United States by Foreign Sub-custodian.

(b)

Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received for the account of the Fund and delivery of Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

(c)

Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 3 of this Agreement, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

7.

Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Bank or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall to the extent applicable require the institution to exercise the customary standard of care in the performance of its duties and to indemnify, and hold harmless, the Bank and any Sub-Custodian for the benefit of the Fund for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations.  At the election of the Fund, it shall be entitled to be subrogated to the rights of any sub-custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

8.

Tax Law.

The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or any sub-custodian by the tax law of the United States of America or any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify the Bank and any sub-custodian of the obligations imposed on the Fund or any as sub-custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Bank with regard to such tax law shall be to use reasonable efforts to assist the fund with respect to any claim for exemption or refund.

9.

Compensation, Fees, Expenses and Taxes.

(a)  In consideration of the services to be rendered pursuant to this Addendum, Customer shall compensate Bank in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended from time to time upon thirty (30) days' prior written notice to Customer.

(b)

In addition, Customer shall be responsible for and shall reimburse Bank for all costs, expenses, and fees incurred by Bank in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Property, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Property, and all other similar expenses related to the administration of the Account incurred by Bank in the performance of its duties hereunder (including reasonable attorneys' fees and expenses).

(c)

Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity.  Bank is hereby authorized to charge the Account for such fees, costs and expenses.

(d)

In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, Customer shall pay Bank's fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Bank for Customer's Account up to or subsequent to the date of termination.

10.

Limitation of Liability; Indemnification.  (a)

Bank shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.  With respect to Losses incurred by Customer as a result of the acts or the failure to act by any Sub-custodian or Foreign Sub-custodian, Bank shall take appropriate action to recover such Losses from such sub-custodian; and Bank's sole responsibility and liability to Customer shall be limited to amounts so received from such Sub-custodian (exclusive of costs and expenses incurred by Bank).  In no event shall Bank or any Sub-custodian be liable (i) for acting in accordance with instructions from Customer or any agent of Customer, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees or subagents, (iv) for holding Property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency controls or restrictions, devaluations or fluctuations; or market conditions which prevent the orderly execution of securities transactions or affect the value of Property, or (v) for any Losses due to forces beyond the control of Bank or any sub-custodian, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)

Customer shall be liable for and shall indemnify Bank and hold it harmless against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys' fees and expenses) (collectively referred to herein as "Losses") however arising from or in connection with this Addendum or the performance of its duties hereunder, provided, however, that nothing contained herein shall limit or in any way impair the right of Bank to indemnification under any other provision of this Agreement.

(c)

No legal action, shall be instituted against Bank after one year from the date of the first Confirmation, Statement of Assets or Statement of Accounts that reflects the information, error or omission which provides the basis for such claim.

(d)

Customer understands that when a sub-custodian is instructed to deliver Property against payment, it may deliver such Property prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit Customer's Account with anticipated proceeds of sale prior to actual receipt of final payment.  The risk of non-receipt of payment shall be Customer's and Bank or said sub-custodian shall have no liability therefore.

(e)

All credits to the Account of Customer of anticipated proceeds of sales and redemptions of Property and of anticipated income from Property shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received.  In the event that Bank in its description advances funds to Customer to facilitate the settlement of any transaction, or elects to permit Customer to use funds credited to the Account in anticipation of final payment, or if Customer otherwise becomes indebted to Bank (including indebtedness as a result of overdrafts in the Account), Customer shall, immediately upon demand, reimburse Bank for such amounts plus any interest thereon.

(f)

Bank's duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing.  Nothing contained in this Agreement shall cause Bank to be deemed a trustee or fiduciary for or on behalf of Customer.

11.

Reports; Statements of Account; Computer Services.  (a)  Written Reports.  Bank shall provide Customer on a periodic basis with Statements of Assets in the Account ("Statement of Assets") and Statements of Account showing all transactions in the Account ("Statement of Account").  Statement of Assets, Statement of Account and Confirmations shall identify the Property held, and transactions involving, each Sub-custodian.

(b)

Examination of Reports.  Customer shall examine promptly each such Confirmation, Statement of Account and Statement of Assets.  Unless Customer files with Bank a written exception or objection within ninety (90) days after the date of such Confirmation or the closing date of the period covered by the first such Statement of Assets or Statement of Account that reflects an error or omission, Customer shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

12.

Notices, Instructions and Other Communications.  Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company).  All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule C annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party.  Customer shall furnish, and shall cause each Investment Manger to furnish, to Bank a certificate indicating those person who are authorized to give Bank instructions hereunder and with specimen signatures of such person.  Bank is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person.  Bank's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Bank), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

13.

Appointment of Investment Manager.  Customer may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage the Property in the Account, to vote securities in the Account, to purchase, sell or otherwise acquire or dispose of Property in the Account, and to engage in foreign exchange transactions on behalf of Customer.  Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule D (as such Schedule may be amended from time to time by Customer), and except as otherwise provided herein, Bank is to rely upon and comply with (and shall have no liability for relying upon and complying with) instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Property in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by Customer and Bank shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions.  Any such appointment shall remain in full force and effect unless and until Bank receive written notice from Customer to the contrary.

14.

Termination.  This Addendum shall be continuing and shall remain in full force and effect until terminated by Bank or Customer upon the termination of the Custody Agreement between Customer and Bank.

15.

Assignment.  Neither Bank nor Customer shall assign this Addendum without first obtaining the written consent of the other party hereto.

16.

Headings and Capital Terms.  The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.  All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

17.

Entire Agreement; Amendment.  This Addendum shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.  Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

18.

Governing Law; Jurisdiction; Certain Waivers.  (a)  This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

(b)

The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

19.

Rights and Remedies.  The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies.  The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized offices of Customer and Bank.

THE EDGARTOWN TRUST

Attest:

 /s/Barbara A. Grosso

By:

/s/Eric C. Brown

Name: Barbara A. Grosso

Name: Eric C. Brown

Title: Secretary

                Title: President

THE FIFTH THIRD BANK

Attest:

/s/ Anoopa McKim

By:

/s/ Ryan Henrich

Name: Anoopa McKim

Name: Ryan Henrich

Title: Assistant Vice President

Title: Vice President

SCHEDULE A

                                                                                      THE FIFTH THIRD BANK

                                                                                        GLOBAL CUSTODY NETWORK

                                                                                        COUNTRIES AND SUB-CUSTODIANS

                                                                                        FOR

                                                                                                    THE EDGARTOWN TRUST

                                                                                    June 11, 2010

Market Name	Subcustodian Name
Argentina	Citibank Argentina, Buenos Aires
Australia	National Australia Bank, Melbourne
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited, Manama
Bangladesh	Standard Chartered Bank, Dhaka
Belgium	ING Belgium SA/NV, Brussels
Benin	Société Générale de Banques en Côte d'Ivoire, Abidjan
Bermuda	Bank of Bermuda Limited, Hamilton
Botswana	Barclays Bank of Botswana Ltd, Gaborone
Brazil	Citibank N.A., Brazilian Branch
Bulgaria	ING Bank N.V., Sofia Branch
Burkina Faso	Société Générale de Banques en Côte d'Ivoire, Abidjan
Canada	CIBC Mellon Trust Company
Chile	Banco de Chile
China - Shanghai	HSBC Bank (China) Company Limited
China - Shenzhen	HSBC Bank (China) Company Limited
Colombia	Cititrust S.A., Bogota
Costa Rica	Banco BCT S.A., San Jose
Croatia	Privredna Banka Zagreb d.d., Zagreb
Cyprus	EFG Eurobank Ergasias S.A.
Czech Republic	ING Bank N.V., Prague
Denmark	Danske Bank, Copenhagen
Ecuador	Banco de la Produccion (Produbanco)
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Euromarkets - Clearstream	Clearstream Banking, Luxembourg
Euromarkets - Euroclear	Euroclear Bank
Finland	Skandinaviska Enskilda Banken, Helsinki branch
France	BNP Paribas Securities Services, Paris
France	CACEIS Bank, Paris
Germany	BHF Asset Servicing GmbH
Ghana	Barclays Bank of Ghana Ltd, Accra
Market Name	Subcustodian Name
Greece	EFG Eurobank Ergasias S.A.
Guinea Bissau	Société Générale de Banques en Côte d'Ivoire, Abidjan
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hungary	ING Bank N.V. Hungary Branch
Iceland	Landsbanki Islands, Reykjavik
India	Deutsche Bank AG Mumbai
Indonesia	Hongkong and Shanghai Banking Corporation, Jakarta
Ireland	The Bank of New York Mellon, London
Ireland	Euroclear Bank
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A.
Ivory Coast	Société Générale de Banques en Côte d'Ivoire, Abidjan
Jamaica	FirstCarribean International Securities Limited, Kingston
Japan	The Bank of Tokyo Mitsubishi UFJ Ltd, Tokyo
Japan	Mizuho Corporate Bank Ltd, Tokyo
Jordan	HSBC Bank Middle East, Amman
Kazakhstan	HSBC Bank Kazakhstan, Almaty
Kenya	Barclays Bank of Kenya Ltd, Nairobi
Kuwait	HSBC Bank Middle East, Kuwait
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Limited, Beirut
Lithuania	SEB Bankas, Vinius
Luxembourg	Banque et Caisse d'Epargne de l'Etat, Luxembourg
Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur
Mali	Société Générale de Banques en Côte d'Ivoire, Abidjan
Malta	HSBC Bank Malta plc, Valletta
Mauritius	Hongkong and Shangai Banking Corporation, Ebene
Mexico	Banco Nacional de Mexico (Banamex), Mexico City
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd, Windhoek
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	National Australia Bank New Zealand - National Nominees Ltd
Niger	Société Générale de Banques en Côte d'Ivoire, Abidjan
Nigeria	Stanbic IBTC Bank Ltd
Norway	DnB NOR Bank ASA, Oslo
Oman	HSBC Bank Middle East Limited, Ruwi
Pakistan	Deutsche Bank AG Karachi Branch
Palestinian Autonomous Area	HSBC Bank Middle East Limited, Ramallah
Peru	Citibank N.A., Sucursal de Lima
Philippines	Hongkong and Shangai Banking Corporation, Manila
Poland	ING Bank Slaski S.A., Katowice
Market Name	Subcustodian Name
Poland	ING Bank Slaski S.A., Katowice
Portugal	Banco Comercial Português, Lisbon
Qatar	HSBC Bank Middle East Limited, Doha
Romania	ING Bank N.V., Bucharest Branch
Russia	ING Bank (Eurasia) ZAO, Moscow
Saudi Arabia	SABB Securities Limited
Saudi Arabia	SABB Securities Limited
Senegal	Société Générale de Banques en Côte d'Ivoire, Abidjan
Serbia	UniCredit Bank Austria AG
Singapore	DBS Bank Ltd., Singapore
Singapore	United Overseas Bank, Singapore
Slovak Republic	ING Bank N.V., Bratislava
Slovenia	UniCredit Banka Slovenia d.d.
South Africa	Standard Bank of South Africa, Johannesburg
South Korea	Hongkong and Shangai Banking Corporation, Seoul
Spain	Banco Bilbao Vizcaya Argentaria, Madrid
Spain	Santander Investment S.A., Madrid
Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo
Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo
Swaziland	Standard Bank Swaziland Ltd, Mbabane
Sweden	Skandinaviska Enskilda Banken, Stockholm
Switzerland	Crédit Suisse AG
Taiwan	Standard Chartered Bank (Taiwan) Limited
Taiwan	Hongkong and Shangai Banking Corporation, Taipei
Thailand	Bangkok Bank Ltd, Bangkok
Thailand	Hongkong and Shangai Banking Corporation, Bangkok
Togo	Société Générale de Banques en Côte d'Ivoire, Abidjan
Trinidad & Tobago	Republic Bank Ltd
Tunisia	Banque Internationale Arabe de Tunisie, Tunis
Turkey	Deutsche Bank, Istanbul
Ukraine	ING Bank Ukraine, Kiev
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	Deutsche Bank/The Depository & Clearing Centre
United Kingdom	The Bank of New York Mellon, London
Uruguay	Banco Itaù Uruguay S.A.
Venezuela	Citibank N.A., Sucursal Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Barclays Bank Zambia Plc
Zimbabwe	Barclays Bank of Zimbabwe Ltd

SCHEDULE B

                                                                            THE FIFTH THIRD BANK

                                                                            GLOBAL CUSTODY AGREEMENT

                                                                            FEE SCHEDULE

FIFTH THIRD BANK
GLOBAL SECURITIES SERVICES

FEE PROPOSAL
For

Copeland Risk Managed Dividend Growth Fund

A. Domestic Fee Schedule*

Fifth Third Bank's Global Securities Services Group proposes an all–inclusive, fully bundled domestic fee schedule as follows:

Market Value			Fee
$ 0	to	$100,000,000	1.00 Basis Point
$100,000,001	to	$250,000,000	0.75 Basis Point
$250,000,001+			0.50 Basis Point

*Annual minimum fee, per fund, is $5,000 for first year of the contract, $10,000 going forward.

This all–inclusive fee schedule would cover all domestic custody charges, such as: account setup & maintenance, holdings fees, activity/transaction charges, corporate actions, income collection, proxies, access to Fifth Third's Internet Securities Workstation and wire charges.

B. International Fee Schedule

Please see the attached fee schedule addressing both market value & transactional charges by country

The Domestic and International fee schedules:

- Are guaranteed for three (3) years from execution of the agreement
- Assume that any foreign exchange activity will be executed through Fifth Third's International Department
- Assume usage of any one or combination of Institutional Money Market Funds provided by Fifth Third GSS for overnight liquidity purposes

FIFTH THIRD BANK
INTERNATIONAL CUSTODY FEE SCHEDULE
COPELAND RISK MANAGED DIVIDEND GROWTH FUND

Country	Fifth Third Annual Market Value Charge (bp)	Fifth Third Transaction Charge	
Argentina	8.40	$	36.00
Australia	1.08	$	32.40
Austria	3.00	$	34.80
Bangladesh	36.00	$	144.00
Belgium	1.80	$	45.60
Botswana	1.08	$	25.50
Brazil	12.00	$	27.00
Canada	0.84	$	13.20
Chile	14.16	$	56.40
China	9.60	$	60.00
Columbia	39.00	$	90.00
Czech Republic	16.80	$	48.00
Denmark	1.08	$	52.80
Euro CD's	1.32	$	20.40
EuroMarkets	1.44	$	10.80
Ecuador	12.00	$	60.00
Egypt	36.00	$	96.00
Estonia	3.60	$	10.80
Finland	4.20	$	39.60
France	1.80	$	48.00
Germany	1.08	$	28.80
Ghana	24.00	$	45.60
Greece	15.60	$	99.60
Hong Kong	6.00	$	31.20
Hungary	30.00	$	120.00
India	48.00	$	120.00
Indonesia	9.96	$	96.00
Ireland	2.40	$	28.80
Israel	12.00	$	21.60
Italy	2.40	$	54.00
Japan	3.00	$	6.00
Jordan	36.00	$	122.40
Kenya	24.00	$	45.60
Korea	8.40	$	16.80
Luxembourg	3.60	$	24.00
Malaysia	5.40	$	85.20
Mexico	1.44	$	18.00
Morocco	32.40	$	104.40
Namibia	24.00	$	45.60
Netherlands	2.16	$	12.00
New Zealand	2.16	$	40.80
Nigeria	24.00	$	45.60
Norway	1.20	$	46.80
Pakistan	24.00	$	108.00
Peru	45.60	$	99.60
Philippines	7.20	$	108.00
Poland	18.00	$	48.00
Portugal	10.50	$	79.20
Russia	8.40	$	54.00
Singapore	2.40	$	38.40
Slovak Republic	18.00	$	102.00
South Africa	1.20	$	13.20
Spain	2.40	$	37.80
Sri Lanka	12.00	$	54.00
Swaziland	24.00	$	45.60
Sweden	1.68	$	44.40
Switzerland	1.32	$	30.00
Taiwan	14.40	$	114.00
Thailand	4.20	$	40.80
Turkey	12.00	$	54.00
U.K.	1.08	$	27.60
Uruguay (Equities)	43.20	$	60.00
Uruguay (Bonds)	33.60	$	60.00
Venezuela	36.00	$	120.00
Zambia	24.00	$	45.60
Zimbabwe	24.00	$	45.60

Assumptions:
1) This international fee schedule assumes that any foreign exchange activity will be executed through Fifth Third's International Department.
2) Please note that out-of-pocket charges, including, but not limited to stamp duties, registration fees and country specific charges will be assessed separately.

                                SCHEDULE C

                                                                            THE FIFTH THIRD BANK

                                                                        GLOBAL CUSTODY AGREEMENT

                                                                        NOTICES

                                                                              November 15, 2010

TO THE FIFTH THIRD BANK:

Post Office Address:

Fifth Third Center

38 Fountain Square Plaza

MD 1090CD

Cincinnati, Ohio  45263

Attention: Ryan Henrich

Telephone: 513-534-6721

Fax: 513-534-4735

Telecopy:

TO

Post Office Address:

The Edgartown Trust

c/o Copeland Capital Management

Eight Tower Bridge, Suite 1650

161 Washington Street

Conshohocken, PA 19428

Attention: Compliance

Telephone: 484-530-4300

Fax: 484-530-3850

SCHEDULE D

                                                                            THE FIFTH THIRD BANK

                                                                            GLOBAL CUSTODY AGREEMENT

                                                                            INVESTMENT MANAGERS

                                                                        November 15, 2010

COPELAND RISK MANAGED DIVIDEND GROWTH FUND

A SERIES OF THE EDGARTOWN TRUST

INVESTMENT MANAGER: COPELAND CAPITAL MANAGEMENT, LLC